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EXHIBIT 11.1

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UNIFIED FINANCIAL SERVICES, INC.
EARNINGS PER SHARE CALCULATION



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                                                                    SIX MONTHS ENDED                  THREE MONTHS ENDED
                                                                        JUNE 30,                           JUNE 30,
                                                             -----------------------------       --------------------------
                                                                2001              2000              2001           2000
                                                             -----------       -----------       ----------     -----------
INCOME AVAILABLE TO COMMON STOCKHOLDERS
     Net loss..............................................  $  (104,014)      $(1,364,734)      $ (306,670)    $ (143,036)

CALCULATION OF COMMON STOCK
     Common shares outstanding at beginning
        of period..........................................    2,880,028         2,869,862        2,880,028      2,878,462
     Shares issued in private placement during period......           --             9,850               --          1,250
                                                             -----------       -----------       ----------     ----------
        Common shares used in basic calculation............    2,880,028         2,879,712        2,880,028      2,879,712
                                                             -----------       -----------       ----------     ----------

     Common stock equivalent of options....................      162,836           169,847          162,836        169,847
                                                             -----------       -----------       ----------     ----------
        Common shares used in fully diluted calculation....    3,042,864         3,049,559        3,042,864      3,049,559
                                                             -----------       -----------       ----------     ----------

LOSS PER SHARE
     Basic.................................................  $     (0.04)      $     (0.47)      $    (0.11)    $    (0.05)
                                                             ===========       ===========       ==========     ==========
     Fully diluted.........................................  $     (0.03)      $     (0.45)      $    (0.10)    $    (0.05)
                                                             ===========       ===========       ==========     ==========
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